Exhibit 99.1

Contacts:
Vringo, Inc.	Investor Relations Firm:
Jonathan Medved	Crescendo Communications, LLC
CEO	John J. Quirk / David K. Waldman
Email: jon@vringo.com	Email: vrng@crescendo-ir.com
Phone: +1 646-525-4319 x 2501	Phone: +1 212-671-1020

FOR IMMEDIATE RELEASE

Vringo to Launch Video Ringtone Platform with StarHub in Singapore

Partnership Marks Vringo’s Entry into Important Asian Gateway Market

September 28, 2010 – NEW YORK – Vringo, Inc. (NYSE Amex: VRNG), a provider of video ringtones and personalization solutions for mobile devices, today announced a new carrier partnership with StarHub, one of Singapore’s most innovative infocommunications providers and fastest growing mobile operators. Through this new partnership, Vringo’s video ringtone service will be co-branded by StarHub and made available to its over two million customers. The service features Vringo’s patented mobile app experience along with a full platform offering web and WAP interfaces that enable customers to receive the best video ringtones available – and share them with friends.

The co-branded service is expected to be introduced to StarHub customers in the fourth quarter of 2010. The service will offer all of the Vringo platform’s capabilities with full access to Vringo’s extensive content library of over 5,000 video ringtone clips.

Vringo’s fully-hosted carrier platform is currently deployed for international mobile partners in five markets. Vringo’s scalable, cloud-based distributed application architecture enables a carrier’s subscribers to browse and download mobile videos, set them as video ringtones and instantly share them with friends. In addition to carrier partners, Vringo has content partnerships with major artists, celebrities and content providers including T-Pain, Muhammad Ali, Tiesto, Turner, Marvel, Hungama Mobile, RTL and Ingrooves.

About StarHub:

StarHub is Singapore’s fully-integrated infocommunication company, offering a full range of information, communications and entertainment services for both consumer and corporate markets. StarHub operates Singapore’s fastest two-way HSPA+ mobile network that delivers up to 21Mbps for downlink to complement its nationwide GSM network, and an island-wide HFC network that delivers multi-channel cable TV services (including HDTV and on-demand services) as well as ultra-high speed residential broadband services. StarHub also operates an extensive fixed business network that provides a wide range of data, voice and wholesale services. Launched in 2000, StarHub has become one of Singapore’s most innovative infocommunications providers, and the pioneer in ‘hubbing’ - the ability to deliver unique integrated and converged services to all its customers. StarHub, listed on the main board of the Singapore Exchange since October 2004, is a component stock of the Straits Times Index and the MCSI Singapore Free Index.

About Vringo

Founded in 2006, Vringo (NYSE Amex: VRNG) is bringing about the evolution of ringtones. With its award-winning video ringtone application and mobile software platform, Vringo transforms the basic act of making and receiving mobile phone calls into a highly visual, social experience. By installing Vringo’s application, which is compatible with more than 200 handsets, users can create or take video, images and slideshows from virtually anywhere and make it into their personal call signature. Vringo’s patented VringForward™ technology allows users to share video clips with friends with a simple call. Vringo has launched its service with various international mobile operators and dozens of content partners, and maintains a library of more than 5,000 video ringtones. For more information, visit http://ir.vringo.com.

For more information about how video ringtones work, visit www.vringo.com/p_video_ringtones.html.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Vringo expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a results of new information, future events or otherwise, except as required by law.

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